Execution Copy

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                     AMENDED AND RESTATED DEPOSIT AGREEMENT
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                                  by and among

                                     ABB Ltd

                                       AND

                                 CITIBANK, N.A.,
                                 as Depositary,

                                       AND

                        THE HOLDERS AND BENEFICIAL OWNERS
                   OF AMERICAN DEPOSITARY SHARES EVIDENCED BY
                  AMERICAN DEPOSITARY RECEIPTS ISSUED HEREUNDER

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                             Dated as of May 7, 2001

                                TABLE OF CONTENTS

ARTICLE I

DEFINITIONS               ....................................................................................2
         Section 1.1      "Affiliate" ........................................................................2
         Section 1.2      "American Depositary Share(s)" and "ADS(s)" ........................................2
         Section 1.3      "ADS Record Date" ..................................................................2
         Section 1.4      "Applicant" ........................................................................3
         Section 1.5      "Beneficial Owner" .................................................................3
         Section 1.6      "Business Day" .....................................................................3
         Section 1.7      "Commission" .......................................................................3
         Section 1.8      "Company" ..........................................................................3
         Section 1.9      "Custodian" ........................................................................3
         Section 1.10     "Deliver" and "Delivery" ...........................................................3
         Section 1.11     "Deposit Agreement" ................................................................3
         Section 1.12     "Depositary"........................................................................3
         Section 1.13     "Deposited Securities"..............................................................4
         Section 1.14     "Dollars" and "$"...................................................................4
         Section 1.15     "DTC" ..............................................................................4
         Section 1.16     "DTC Participant" ..................................................................4
         Section 1.17     "Exchange Act" .....................................................................4
         Section 1.18     "Foreign Currency" .................................................................4
         Section 1.19     "Full Entitlement ADR(s)," "Full Entitlement ADS(s)" and "Full
                           Entitlement Share(s)" .............................................................4
         Section 1.20     "Holder(s)"
         Section 1.21     "Original Deposit Agreement"........................................................4
         Section 1.22     "Partial Entitlement ADR(s)," "Partial Entitlement ADS(s)" and
                          "Partial Entitlement Share(s)"......................................................5
         Section 1.23     "Pre-Release Transaction" ..........................................................5
         Section 1.24     "Principal Office" .................................................................5
         Section 1.25     "Receipt(s)"; "American Depositary Receipt(s)" and "ADR(s)" ........................5
         Section 1.26     "Registrar" ........................................................................5
         Section 1.27     "Restricted ADR(s)" and "Restricted ADS(s)".........................................5
         Section 1.28     "Restricted Securities" ............................................................6
         Section 1.29     "Restricted Shares(s)"..............................................................6
         Section 1.30     "Securities Act" ...................................................................6
         Section 1.31     "SIS" ..............................................................................6
         Section 1.32     "Share Registrar" ..................................................................6
         Section 1.33     "Shares" ...........................................................................6

         Section 1.34     "Swiss francs" or "CHF" ............................................................6
         Section 1.35     "SWX Swiss Exchange" ...............................................................6
         Section 1.36     "United States".....................................................................6

ARTICLE II

APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS;
DEPOSIT OF SHARES; EXECUTION AND DELIVERY,
TRANSFER AND SURRENDER OF RECEIPTS............................................................................7
         Section 2.1      Appointment of Depositary ..........................................................7
         Section 2.2      Form and Transferability of Receipts ...............................................7
         Section 2.3      Deposit with Custodian .............................................................9
         Section 2.4      Registration and Safekeeping of Deposited Securities ..............................10
         Section 2.5      Execution and Delivery of Receipts ................................................10
         Section 2.6      Transfer, Combination and Split-up of Receipts ....................................11
         Section 2.7      Surrender of ADSs and Withdrawal of Deposited Securities ..........................12
         Section 2.8      Limitations on Execution and Delivery, Transfer, etc. of Receipts;
                          Suspension of Delivery, Transfer, etc..............................................13
         Section 2.9      Lost Receipt, etc .................................................................14
         Section 2.10     Cancellation and Destruction of Surrendered Receipts;
                          Maintenance of Records ............................................................15
         Section 2.11     Partial Entitlement ADSs ..........................................................15
         Section 2.12     Restricted ADSs ...................................................................15

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS
AND BENEFICIAL OWNERS OF ADSs ...............................................................................16
         Section 3.1      Proofs, Certificates and Other Information ........................................16
         Section 3.2      Liability for Taxes and Other Charges .............................................17
         Section 3.3      Representations and Warranties on Deposit of Shares................................l7
         Section 3.4      Compliance with Information Requests...............................................18
         Section 3.5      Ownership Restrictions ............................................................18

ARTICLE IV

THE DEPOSITED SECURITIES ....................................................................................19
         Section 4.1      Cash Distributions.................................................................19
         Section 4.2      Distribution in Shares ............................................................20
         Section 4.3      Elective Distributions in Cash or Shares ..........................................21

         Section 4.4      Distribution of Rights to Purchase Additional ADSs.................................21
         Section 4.5      Distributions Other Than Cash, Shares or Rights to Purchase
                          Shares.............................................................................23
         Section 4.6      Distributions with Respect to Deposited Securities in Bearer Form..................24
         Section 4.7      Redemption ........................................................................24
         Section 4.8      Conversion of Foreign Currency.....................................................25
         Section 4.9      Fixing of ADS Record Date .........................................................25
         Section 4.10     Voting of Deposited Securities.....................................................26
         Section 4.11     Changes Affecting Deposited Securities ............................................27
         Section 4.12     Available Information .............................................................28
         Section 4.13     Reports............................................................................28
         Section 4.14     List of Holders ...................................................................28
         Section 4.15     Taxation...........................................................................29

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY ...............................................................30
         Section 5.1      Maintenance of Office and Transfer Books by the Registrar..........................30
         Section 5.2      Exoneration........................................................................30
         Section 5.3      Standard of Care...................................................................31
         Section 5.4      Resignation and Removal of the Depositary; Appointment of
                          Successor Depositary ..............................................
         Section 5.5      The Custodian .....................................................................32
         Section 5.6      Notices and Reports ...............................................................33
         Section 5.7      Issuance of Additional Shares, ADSs etc............................................33
         Section 5.8      Indemnification ...................................................................34
         Section 5.9      Fees and Charges of Depositary ....................................................35
         Section 5.10     Pre-Release Transactions...........................................................36
         Section 5.11     List of Restricted Securities Owners...............................................37

ARTICLE VI

AMENDMENT AND TERMINATION....................................................................................37
         Section 6.1      Amendment/Supplement ..............................................................37
         Section 6.2      Termination........................................................................38

ARTICLE VII

MISCELLANEOUS ...............................................................................................39
         Section 7.1      Counterparts.......................................................................39

         Section 7.2      No Third-Party Beneficiaries.......................................................39
         Section 7.3      Severability ......................................................................39
         Section 7.4      Holders and Beneficial Owners as Parties; Binding Effect ..........................39
         Section 7.5      Notices ...........................................................................40
         Section 7.6      Governing Law and Jurisdiction ....................................................43
         Section 7.7      Assignment ........................................................................43
         Section 7.8      Compliance with U.S. Securities Laws...............................................43
         Section 7.9      Titles and References .............................................................43
         Section 7.10     Amendment and Restatement .........................................................43

EXHIBITS
         Exhibit A        Form of Receipt
         Exhibit B        Fee Schedule

                     AMENDED AND RESTATED DEPOSIT AGREEMENT

      AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of May 7, 2001 (the "Deposit Agreement"), by and among (i) ABB Ltd, a company incorporated under the laws of Switzerland, and its successors (the "Company"), (ii) CITIBANK, N.A., a national banking association organized under the laws of the United States of America acting in its capacity as depositary, and any successor depositary hereunder (the "Depositary"), and (iii) all Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued hereunder (all such capitalized terms as hereinafter defined).

                                WITNESSETH THAT:

      WHEREAS, the Company and the Depositary previously entered into a Deposit Agreement, dated as of April 6, 2001 (the "Original Deposit Agreement"); and

      WHEREAS, the Company desires to amend and restate the Original Deposit Agreement and to establish with the Depositary an ADR facility to provide for the deposit of the Shares (as hereinafter defined) and the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing such American Depositary Shares; and

      WHEREAS, the Depositary is willing to act as the Depositary for such ADR facility upon the terms set forth in this Deposit Agreement; and

      WHEREAS, the American Depositary Receipts evidencing the American Depositary Shares issued pursuant to the terms of this Deposit Agreement are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and

      WHEREAS, the Shares are listed on the SWX Swiss Exchange, the OM Stockholm Exchange, the Frankfurt Stock Exchange and the London Stock Exchange and American Depositary Shares to be issued pursuant to the terms of this Deposit Agreement are to be listed for trading on The New York Stock Exchange, Inc.; and

      WHEREAS, the Board of Directors of the Company (or an authorized committee thereof) has duly approved the establishment of an ADR facility upon the terms set forth in this Deposit Agreement, the execution and delivery of this Deposit Agreement on behalf of the Company, and the actions of the Company and the transactions contemplated herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:

      Section 1.1 "Affiliate" shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Regulation C promulgated under the Securities Act (as hereinafter defined), or under any successor regulation thereto.

      Section 1.2 "American Depositary Share(s)" and "ADS(s)" shall mean the rights and interests in the Deposited Securities granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and the American Depositary Receipts issued hereunder to evidence such ADSs. One
(1) ADS shall represent one (1) Share, until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 or a change in Deposited Securities referred to in Section 4.11 with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the Deposited Securities determined in accordance with the terms of such Sections. American depositary shares outstanding under the Original Deposit Agreement as of the date hereof shall, from and after the date hereof, for all purposes be treated as American Depositary Shares issued and outstanding hereunder and shall, from and after the date hereof, be subject to the terms and condition of this Deposit Agreement in all respects, except that any amendment of the Original Deposit Agreement effected under the terms of this Deposit Agreement which prejudices any substantial existing right of "Holders" or "Beneficial Owners" (as defined in the Original Deposit Agreement) shall not become effective as to "Holders" and "Beneficial Owners" of American depositary shares until the expiration of thirty
(30) days after notice of the amendments effected by this Deposit Agreement shall have been given to the "Holders" or "Beneficial Owners" of American depositary shares outstanding under the Original Deposit Agreement as of the date hereof Except as specifically provided in this Deposit Agreement or the applicable American Depositary Receipt(s), the term American Depositary Share(s) includes Restricted ADS(s) issued under the terms of Section 2.12 of this Deposit Agreement. Restricted American depositary shares outstanding under the Original Deposit Agreement as of the date hereof shall, from and after the date hereof, for all purposes be treated as Restricted American Depositary Shares issued and outstanding hereunder and shall, from and after the date hereof, be subject to the terms and conditions of this Deposit Agreement in all respects, except that any amendment of the Original Deposit Agreement effected under the terms of this Deposit Agreement which prejudices any substantial existing right of "Holders" or "Beneficial Owners" (as defined in the Original Deposit Agreement) shall not become effective as to "Holders" and "Beneficial Owners" of restricted American depositary shares until the expiration of thirty (30) days after notice of the amendments effected by this Deposit Agreement shall have been given to the "Holders" or "Beneficial Owners" of restricted American depositary shares outstanding under the Original Deposit Agreement as of the date hereof.

      Section 1.3 "ADS Record Date" shall have the meaning given to such term in
Section 4.9.

      Section 1.4 "Applicant" shall have the meaning given to such term in
Section 5.10.

      Section 1.5 "Beneficial Owner" shall mean, as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS. A Beneficial Owner of ADSs may or may not be the Holder of the ADR(s) evidencing such ADSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADR(s) evidencing the ADSs owned by such Beneficial Owner. Except as specifically provided in this Deposit Agreement or the applicable American Depositary Receipt(s), the term Beneficial Owner(s) shall include Beneficial Owner(s) of Restricted ADSs. Persons who own beneficial interests in the American depositary shares issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall, from and after the date hereof, be treated as Beneficial Owners of ADS(s) under the terms hereof Persons who own beneficial interests in the restricted American depositary shares issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall, from and after the date hereof, be treated as Beneficial Owners of Restricted ADS(s) under the terms hereof

      Section 1.6 "Business Day" shall mean any day on which both the banks in Zurich, Switzerland and the banks in New York, New York are open for business.

      Section 1.7 "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency thereto in the United States.

      Section 1.8 "Company" shall mean ABB Ltd, a company incorporated and existing under the laws of Switzerland, and its successors.

      Section 1.9 "Custodian" shall mean, as of the date hereof, Citibank, N.A.
- Zurich, having its principal office at Seestrasse 25, P.O. Box 5081, CH-8022, Zurich, Switzerland, as the custodian for the purposes of this Deposit Agreement, and any other entity that may be appointed by the Depositary pursuant to the terms of Section 5.5 as successor, substitute or additional custodian hereunder. The term "Custodian" shall mean any Custodian individually or all Custodians collectively, as the context requires.

      Section 1.10 "Deliver" and "Delivery" shall mean, when used in respect of ADSs, Deposited Securities and Shares, either (i) the physical delivery of the certificate(s) representing such securities, or (ii) the electronic delivery of such securities by means of book-entry transfer, if available.

      Section 1.11 "Deposit Agreement" shall mean this Amended and Restated Deposit Agreement and all exhibits hereto, as the same may from time to time be amended and supplemented from time to time in accordance with the terms hereof

      Section 1.12 "Depositary" shall mean Citibank, N.A., a national banking association organized under the laws of the United States, in its capacity as depositary under the terms of this Deposit Agreement, and any successor depositary hereunder.

      Section 1.13 "Deposited Securities" shall mean Shares at any time deposited under this Deposit Agreement and any and all other securities, property and cash held by the Depositary or the Custodian in respect thereof, subject, in the case of cash, to the provisions of Section 4.8. Notwithstanding anything else contained herein, the securities property and cash delivered to the Custodian in respect of American depositary shares outstanding as of the date hereof under the Original Deposit Agreement and defined as "Deposited Securities" thereunder, shall, for all purposes from and after the date hereof, be considered to be, and treated as, Deposited Securities hereunder in all respects. The collateral delivered in connection with Pre-Release Transactions described in Section 5.10 hereof shall not constitute Deposited Securities. Except as specifically provided in this Deposit Agreement or the applicable American Depositary Receipt(s), the term American Depositary Share(s) includes Restricted ADS(s) issued under the terms of Section 2.12 of this Deposit Agreement.

      Section 1.14 "Dollars" and "S" shall refer to the lawful currency of the United States.

      Section 1.15 "DTC" shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

      Section 1.16 "DTC Participant" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.

      Section 1.17 "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

      Section 1.18 "Foreign Currency" shall mean any currency other than Dollars.

      Section 1.19 "Full Entitlement ADR(s)," "Full Entitlement ADS(s)" and "Full Entitlement Share(s)" shall have the respective meanings set forth in
Section 2.11.

      Section 1.20 "Holder(s)" shall mean the person(s) in whose name a Receipt is registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADSs evidenced by the Receipt registered in its name, such person shall be deemed to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs evidenced by such Receipt. The "Holders" (as defined in the Original Deposit Agreement) of American depositary receipts issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall from and after the date hereof, become Holders under the terms of this Deposit Agreement. Except as specifically provided in this Deposit Agreement or the applicable American Depositary Receipt(s), the term Holder(s) shall include Holder(s) of Restricted ADSs.

      Section 1.21 "Original Deposit Agreement" shall mean the Deposit Agreement, dated as of April 6, 2001, by and among the Company, Citibank, N.A., as Depositary, and the Holders and Beneficial Owners as defined therein of American depositary shares evidenced by American depositary receipts issued thereunder.

      Section 1.22 "Partial Entitlement ADR(s)," "Partial Entitlement ADS(s)" and "Partial Entitlement Share(s)" shall have the respective meanings set forth in Section 2.11.

      Section 1.23 "Pre-Release Transaction" shall have the meaning set forth in
Section 5.10.

      Section 1.24 "Principal Office" shall mean, when used with respect to the Depositary, the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of this Deposit Agreement, is located at 111 Wall Street, New York, New York 10043, U.S.A.

      Section 1.25 "Receipt(s)"; "American Depositary Receipt(s)" and "ADRs" shall mean the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of this Deposit Agreement, as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. A Receipt may evidence any number of American Depositary Shares and may, in the case of American Depositary Shares held through a central depository such as DTC, be in the form of a "Balance Certificate." Except as specifically provided in this Deposit Agreement or the applicable American Depositary Receipt(s), the terms Receipt(s), American Depositary Receipt(s) and ADR(s) include Restricted ADR(s) issued under the terms of Section 2.12 of this Deposit Agreement. Notwithstanding anything else contained herein or therein, the American depositary receipts issued and outstanding under the terms of the Original Deposit Agreement shall, from and after the date hereof, be treated as Receipts issued hereunder and shall, from and after the date hereof, be subject to the terms and conditions hereof in all respects.

      Section 1.26 "Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary with notice to the Company to register issuances, transfers and cancellations of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary with the consent of the Company. Each Registrar (other than the Depositary) appointed pursuant to this Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

      Section 1.27 "Restricted ADR(s)" and "Restricted ADS(s)" shall have the meaning set forth in Section 2.12. Notwithstanding anything else contained herein or therein, the restricted American depositary receipts issued and outstanding under the terms of the Original Deposit Agreement shall, from and after the date hereof, be treated as Restricted ADRs issued hereunder and shall, from and after the date hereof, be subject to the terms and conditions hereof in all respects.

      Section 1.28 "Restricted Securities" shall mean Shares, Deposited Securities or ADSs which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act or the rules promulgated thereunder, or (ii) are held by an officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, Switzerland, or under a shareholder agreement or the Articles of Incorporation of the Company or under the regulations of an applicable securities exchange unless, in each case, such Shares, Deposited Securities or ADSs are being transferred or sold to persons other than an Affiliate of the Company in a transaction (i) covered by an effective resale registration statement, or (ii) exempt from the registration requirements of the Securities Act (as hereinafter defined), and the Shares, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities.

      Section 1.29 "Restricted Shares(s)" shall have the meaning set forth in
Section 2.12.

      Section 1.30 "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

      Section 1.31 "SIS" shall mean SIS SegaInterSettle AG, which acts as book-entry securities registry system for publicly-traded securities in Switzerland, and any successor thereto.

      Section 1.32 "Share Registrar" shall mean any entity appointed by the Company to carry out the duties of registrar for the Shares, and any successor thereto.

      Section 1.33 "Shares" shall mean the Company's registered shares, par value CHF 2.50 per share, validly issued and outstanding and fully paid and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares; provided that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in par value, split-up, consolidation, reclassification, conversion or any other event described in Section 4.11 in respect of the Shares of the Company, the term "Shares" shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such change in par value, split-up, consolidation, exchange, conversion, reclassification or event. Except as specifically set forth in this Deposit Agreement or the applicable American Depositary Receipt(s), the term Share(s) includes Restricted Shares.

      Section 1.34 "Swiss francs" or "CHF" shall mean the lawful currency of the Swiss Confederation.

      Section 1.35 "SWX Swiss Exchange" shall mean the SWX Swiss Exchange on which the Shares are listed.

      Section 1.36 "United States" shall have the meaning assigned to it in Regulation S as promulgated by the Commission under the Securities Act.

                                   ARTICLE II

                  APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS;
                          DEPOSIT OF SHARES; EXECUTION
                ANDDELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

      Section 2.1 Appointment of Depositary. The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in this Deposit Agreement and the applicable ADRs. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of this Deposit Agreement or by continuing to hold, from and after the date hereof any American depositary shares under the Original Deposit Agreement, shall be deemed for all purposes to
(a) be a party to and bound by the terms of this Deposit Agreement and applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof

      Section 2.2 Form and Transferability of Receipts.

      (a) Form. ADSs shall be evidenced by definitive Receipts which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary. Receipts may be issued under this Deposit Agreement in denominations of any whole number of ADSs. The Receipts shall be substantially in the form set forth in Exhibit A to this Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in this Deposit Agreement or required by law. Receipts shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Receipts. No Receipt and no ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such Receipt shall have been so dated, signed, countersigned and registered (other than an American depositary receipt issued and outstanding as of the date hereof under the terms of the Original Deposit Agreement which from and after the date hereof becomes subject to the terms of this Deposit Agreement in all respects). Receipts bearing the facsimile signature of a duly authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the execution of such Receipts by the Registrar (in the event of a manual signature) or the delivery of such Receipt by the Depositary. The Receipts shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not Receipts issued hereunder.

      (b) Legends. The Receipts may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions of the Deposit Agreement (i) as may be necessary to enable the Depositary and the Company to perform their respective obligations hereunder, (ii) as may be required to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which ADSs may be traded, listed or quoted, or to conform with any usage with respect thereto,
(iii) as may be necessary to indicate any special limitations or restrictions to which any particular Receipts or ADSs are subject by reason of the date of issuance of the Deposited Securities or otherwise, or (iv) as may be required by any book-entry system in which the ADSs are held. Holders and Beneficial Owners shall be deemed, for all purposes, to have notice of, and to be bound by, the terms and conditions of the legends set forth, in the case of Holders, on the ADR registered in the name of the applicable Holders or, in the case of Beneficial Owners, on the ADR representing the ADSs owned by such Beneficial Owners.

      (c) Title. Subject to the limitations contained herein and in the Receipt, title to a Receipt (and to each ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that such Receipt has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of a Receipt (that is, the person in whose name a Receipt is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement or any Receipt to any holder of a Receipt or any Beneficial Owner unless such holder is the Holder of such Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner's representative, is the Holder registered on the books of the Depositary.

      (d) Book-Entry Systems. The Depositary shall make arrangements for the acceptance of the ADSs into DTC. A single ADR in the form of a "Balance Certificate" will evidence all ADSs held through DTC and will be registered in the name of the nominee for DTC (currently "Cede & Co.") and will provide that it represents the aggregate amount of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate amount of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. As such, the nominee for DTC will be the only "Holder" of the ADR evidencing all ADSs held through DTC. Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the "Balance Certificate" as custodian for DTC. Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants' respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC

Participants on behalf of Beneficial Owners of ADSs. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADR registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

      Section 2.3 Deposit with Custodian. Subject to the terms and conditions of this Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Company or any Affiliate of the Company, to Section 5.7 hereof) at any time, whether or not the transfer books of the Company or the Share Registrar, if any, are closed, by Delivery of the Shares to the Custodian, provided that Restricted Shares may be deposited only upon the terms expressly permitted by Section 2.12 of the Deposit Agreement. Every deposit of Shares shall be accompanied by the following: (A) (i) in the case of Shares represented by certificates issued in registered form, appropriate instruments of transfer or endorsement, in a form satisfactory to the Custodian, (ii) in the case of Shares represented by certificates in bearer form, the requisite coupons and talons pertaining thereto, and (iii) in the case of Shares delivered by book-entry transfer, confirmation of such book-entry transfer to the Custodian or that irrevocable instructions have been given to cause such Shares to be so transferred, (B) such certifications and payments (including, without limitation, the Depositary's fees and related charges referred to in Exhibit B hereto) or evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be reasonably required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement and applicable law, (C) if the Depositary so requires, a written order directing the Depositary to execute and deliver to, or upon the written order of, the person(s) stated in such order a Receipt or Receipts for the number of ADSs representing the Shares so deposited, (D) evidence, if any is required by the Depositary or the Custodian, reasonably satisfactory to the Depositary (which may be an opinion of counsel) that all necessary approvals have been granted by, or there has been compliance with the rules and regulations of, any applicable governmental agency in Switzerland, and (E) if the Depositary so requires, (i) an agreement, assignment or instrument reasonably satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be reasonably satisfactory to the Depositary or the Custodian and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Deposited Securities for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee.

      Without limiting any other provision of this Deposit Agreement, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit (a) any Restricted Securities, except as contemplated by Section 2.12 of this Deposit Agreement, nor (b) any fractional Shares or fractional Deposited Securities nor (c) a number of Shares or Deposited

Securities which upon application of the ADS to Shares ratio would give rise to fractional ADSs. No Share shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Switzerland and any necessary approval has been granted by any applicable governmental body in Switzerland, if any. The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

      Section 2.4 Registration and Safekeeping of Deposited Securities. The Depositary shall instruct the Custodian upon each Delivery of certificates representing registered Shares being deposited hereunder with the Custodian (or other Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to present such certificate(s), together with the appropriate instrument(s) of transfer or endorsement, duly stamped, to the Share Registrar for transfer and registration of the Shares (as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made) in the name of the Depositary, the Custodian or a nominee of either. Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or a nominee in each case on behalf of the Holders and Beneficial Owners, at such place or places as the Depositary or the Custodian shall determine.

      Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares or other Deposited Securities, or any Shares or other Deposited Securities the deposit of which would violate any provisions of the Articles of Incorporation of the Company.

      Section 2.5 Execution and Delivery of Receipts. The Depositary has made arrangements with the Custodian to confirm to the Depositary (i) that a deposit of Shares has been made pursuant to Section 2.3 hereof, (ii) that such Deposited Securities have been recorded in the name of the Depositary, the Custodian or a nominee of either on the shareholders' register maintained by or on behalf of the Company by the Share Registrar if registered Shares have been deposited or, if deposit is made by book-entry transfer, confirmation of such transfer in the books of SIS, (iii) that all required documents have been received, and (iv) the person(s) to whom or upon whose order ADSs are deliverable in respect thereof and the number of ADSs to be so delivered thereby. Such notification may be made by letter, cable, telex, SWIFT message or, at the request, risk and expense of the person making the deposit, by facsimile or other means of electronic transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement and applicable law, shall issue the ADSs representing the Shares so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and shall execute and deliver at its Principal Office Receipt(s) registered in the name(s) requested by such person(s) and evidencing the aggregate number of ADSs to which such person(s) are entitled, but only upon payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing ADSs and executing and delivering such Receipt(s) (as set forth in Section 5.9 and Exhibit B hereto) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Shares and the issuance of the Receipt(s). The Depositary shall only issue ADSs in whole numbers and deliver ADRs evidencing whole numbers of ADSs. Nothing herein shall prohibit any Pre-Release Transaction upon the terms set forth in this Deposit Agreement.

      Section 2.6 Transfer, Combination and Split-up of Receipts.

      (a) Transfer. The Registrar shall register the transfer of Receipts (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall cancel such Receipts and execute new Receipts evidencing the same aggregate number of ADSs as those evidenced by the Receipts canceled by the Depositary, shall cause the Registrar to countersign such new Receipts and shall Deliver such new Receipts to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) the Receipts have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) the surrendered Receipts have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered Receipts have been duly stamped (if required by the laws of the State of New York Or of the United States), and (iv) all applicable fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable Receipts, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

      (b) Combination & Split Up. The Registrar shall register the split-up or combination of Receipts (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall cancel such Receipts and execute new Receipts for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by the Receipts cancelled by the Depositary, shall cause the Registrar to countersign such new Receipts and shall Deliver such new Receipts to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) the Receipts have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable Receipts, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof

      (c) Co-Transfer Agents. The Depositary may, with the consent of the Company, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to such Receipts and will be entitled to protection and indemnity to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary with the consent of the Company. Each co-transfer agent appointed under this Section 2.6 (other than the Depositary) shall give notice in writing to the Depositary and the Company accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

      Section 2.7 Surrender of ADSs and Withdrawal of Deposited Securities. The Holder of ADSs shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADS(s) upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the Receipts evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, the Receipts Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B hereof) have been paid, subject, however, in each case, to the terms and conditions of the Receipts evidencing the surrendered ADSs, of the Deposit Agreement, of the Company's Articles of Incorporation and of any applicable laws and the rules of SIS, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof

      Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the Receipts evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian's designated office the Deposited Securities represented by the ADSs so cancelled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the Receipts evidencing the ADSs so cancelled, of the Articles of Incorporation of the Company, of applicable laws and of the rules of SIS, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof

      The Depositary shall not accept for surrender ADSs representing less than one Share. In the case of the Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADS(s) so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

      Notwithstanding anything else contained in any Receipt or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by air courier, cable, telex or facsimile transmission.

      Section 2.8 Limitations on Execution and Delivery, Transfer etc. of Receipts; Suspension of Delivery, Transfer, etc.

      (a) Additional Requirements. As a condition precedent to-the execution and delivery, registration, registration of issuance or transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Exhibit B hereof, (ii) the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by
Section 3.1 hereof, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the applicable Receipt, this Deposit Agreement and applicable law.

      (b) Additional Limitations. The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the issuance of ADSs against the deposit of particular Shares may be refused, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers of Receipts generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADSs or Shares are listed, or under any provision of the

Company's Articles of Incorporation, this Deposit Agreement or the applicable Receipt(s) or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject, in all cases, to Section 7.8 hereof.

      (c) Regulatory Restrictions. Notwithstanding any provision of this Deposit Agreement or any Receipt(s) to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by
Section I.A.(1) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

      Without limiting the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act unless a registration statement is in effect as to such Shares or unless procedures therefore have been established by the Company and the Depositary pursuant to Section 2.12 of this Deposit Agreement. The Depositary shall use its commercially reasonable efforts to comply with written instructions from the Company to not accept for deposit hereunder any Shares identified in such instructions in order to facilitate compliance with the requirements of law or of any government or governmental body or commission, including the securities laws of the United States or the requirements of the Articles of Incorporation of the Company.

      Section 2.9 Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new Receipt of like tenor at the expense of the Holder (a) in the case of a mutilated Receipt, in exchange of and substitution for such mutilated Receipt upon cancellation thereof, or (b) in the case of a destroyed, lost or stolen Receipt, in lieu of and in substitution for such destroyed, lost, or stolen Receipt, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be reasonably required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, the authenticity thereof and the Holder's ownership thereof.

      Section 2.10 Cancellation and Destruction of Surrendered Receipts; Maintenance of Records. All Receipts surrendered to the Depositary shall be canceled by the Depositary. Canceled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable against the Depositary for any purpose. The Depositary is authorized to destroy Receipts so canceled, provided the Depositary maintains a record of all destroyed Receipts. Any ADSs held in book-entry form (i.e., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of ADSs evidenced by the Balance Certificate to be reduced by the number of ADSs surrendered (without the need to physically destroy the Balance Certificate).

      Section 2.11 Partial Entitlement ADSs. In the event any Shares are deposited which entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit (the Shares then on deposit collectively, "Full Entitlement Shares" and the Shares with different entitlement, "Partial Entitlement Shares"), the Depositary shall
(i) cause the Custodian to hold Partial Entitlement Shares separate and distinct from Full Entitlement Shares, and (ii) subject to the terms of this Deposit Agreement, issue ADSs and deliver ADRs representing Partial Entitlement Shares which are separate and distinct from the ADSs and ADRs representing Full Entitlement Shares, by means of separate CUSIP numbering and legending (if necessary) ("Partial Entitlement ADSs/ADRs" and "Full Entitlement ADSs/ADRs", respectively). If and when Partial Entitlement Shares become Full Entitlement Shares, the Depositary shall (a) give notice thereof to Holders of Partial Entitlement ADSs and give Holders of Partial Entitlement ADRs the opportunity to exchange such Partial Entitlement ADRs for Full Entitlement ADRs, (b) cause the Custodian to transfer the Partial Entitlement Shares into the account of the Full Entitlement Shares, and (c) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement ADRs and ADSs, on the one hand, and (ii) the Full Entitlement ADRs and ADSs on the other. Holders and Beneficial Owners of Partial Entitlement ADSs shall only be entitled to the entitlements of Partial Entitlement Shares. Holders and Beneficial Owners of Full Entitlement ADSs shall be entitled only to the entitlements of Full Entitlement Shares. All provisions and conditions of this Deposit Agreement shall apply to Partial Entitlement ADRs and ADSs to the same extent as Full Entitlement ADRs and ADSs, except as contemplated by this Section 2.11. The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, making the necessary notations on Receipts) to give effect to the terms of this Section 2.11. The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued are Partial Entitlement Shares and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon Delivery to the Custodian.

      Section 2.12 Restricted ADSs. The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Restricted Securities to hold its ownership interests in such Restricted Securities in the form of Restricted ADSs issued under the terms hereof (such Shares, "Restricted Shares"). Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of one or more series of ADSs representing such deposited Restricted Shares (such ADSs, the "Restricted ADSs," and the ADRs evidencing such Restricted ADSs, the "Restricted ADRs"). The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and reasonably satisfactory to the Depositary to ensure that the establishment of such procedures does not violate the provisions of the Securities Act or any other applicable laws. The depositors of such Restricted Shares and the Holders of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted ADRs and the Restricted ADSs evidenced thereby or the withdrawal of the Restricted Shares represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or the Company may require. The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs, which legends shall (i) be in a form reasonably satisfactory to the Depositary and
(ii) contain the specific circumstances under which the Restricted ADRs and the Restricted ADSs represented thereby may be transferred or the Restricted Shares withdrawn. The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall be held separate and distinct from the other Deposited Securities held hereunder. The Restricted Shares and the Restricted ADSs shall not be eligible for Pre-Release Transactions described in Section 5.10. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs. The Restricted ADRs and the Restricted ADSs evidenced thereby shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by this Deposit Agreement and (ii) an opinion of counsel reasonably satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADR presented is, and the Restricted ADSs evidenced thereby are, transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend set forth on the Restricted ADR presented for transfer. Except as (1) set forth in this Section 2.12 and the applicable Restricted ADR and (ii) required by applicable law, the Restricted ADRs and the Restricted ADSs evidenced thereby shall be treated as ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement. In the event that the Company makes any distributions upon Deposited Securities described in Article IV of this Deposit Agreement, the Depositary shall (i) make the determinations contemplated in Article IV with respect to the Restricted ADSs independently from the determination for ADSs that are not Restricted ADSs and (ii) shall make distributions under Article IV to Holders of Restricted ADSs only on the basis of the distributions received from the Company in respect of the Restricted Shares corresponding to the Restricted ADSs held by such Holders. In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of this Deposit Agreement (other than this Section 2,12) and (b) the terms of (i) this Section 2.12 or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Section
2.12 and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted ADSs and Restricted ADRs.

                                   ARTICLE III

                         CERTAIN OBLIGATIONS OF HOLDERS
                         AND BENEFICIAL OWNERS OF ADSs

      Section 3.1 Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and

Deposited Securities, compliance with applicable laws, the terms of this Deposit Agreement or the Receipt(s) evidencing the ADS(s) and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the Share Registrar) as the Depositary or the Custodian may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under this Deposit Agreement and the applicable Receipt(s). The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of Section 7.8 hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information provided, in each case to the Depositary's, the Registrar's and the Company's reasonable satisfaction. The Depositary shall provide the Company, in a timely manner, with copies (or originals if necessary and appropriate) of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or ADSs for cancellation, transfer or withdrawal. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

      Section 3.2 Liability for Taxes and Other Charges. Any tax or other governmental charge payable with respect to any ADR or any Deposited Securities or ADSs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to Section 7.8) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

      Section 3.3 Representations and Warranties on Deposit of Shares. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. Except as contemplated by Section 2.12 of this Deposit Agreement, each such person shall also be deemed to represent that Shares deposited by that person are not Restricted Securities, and that the deposit of Shares or sale of ADSs by that person is not restricted, under the Securities Act. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

      Section 3.4 Compliance with Information Requests. Notwithstanding any other provision of this Deposit Agreement or any Receipt(s), each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of the SWX Swiss Exchange, and any other stock exchange on which the Shares or ADSs are, or will be, registered, traded or listed or the Articles of Incorporation of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use commercially reasonable best efforts to forward, upon the request of the Company and at the Company's expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

      Section 3.5 Ownership Restrictions. Notwithstanding any other provision in this Deposit Agreement or any Receipt, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Articles of Incorporation of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Incorporation of the Company. The Depositary shall, subject to applicable law, use commercially reasonable efforts to comply with the Company's instructions as to Receipts in respect of any such enforcement or limitation, and Holders and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary to comply with such instructions.

      Each Holder and each Beneficial Owner of a Receipt agrees to comply with all applicable provisions of Swiss law, the rules and requirements of the SWX Swiss Exchange and the Articles of Incorporation of the Company as in effect from time to time with respect to the notification to the Company and the SWX Swiss Exchange of such Holder's or Beneficial Owner's interest in Shares, as if such Holder or Beneficial Owner were an owner of the Shares represented by the ADSs owned by such Holder or Beneficial Owner. Each Holder and each Beneficial Owner acknowledges that failure to provide on a timely basis any required notification of an interest in Shares may result in withholding of certain rights, including voting and dividend rights in respect of the Shares in which such Holder or Beneficial Owner has an interest.

      According to Swiss law, as in effect on the date hereof, anyone who (directly, indirectly or acting in concert with third parties) for their own account acquires or disposes of Shares of the Company, whether held directly or in ADR form, and who thereby reaches, exceeds or falls below the thresholds of 5, 10, 20, 33 1/3, 50, or 66 2/3 percent of the voting rights of the Company, whether or not such voting rights may be exercised, must report such holdings to the Company and to the exchange(s) on which the Shares are listed. A group of shareholders organized by contract or otherwise must comply with the disclosure obligation under the preceding sentence as a group. The group must report (a) its aggregate share holdings; (b) the identity of its members; (c) the nature of the arrangement among the group members; and (d) the representatives of the group. The Company is required to publish the information it receives relating to changes in ownership of voting rights in its Shares. In addition, according to Swiss law, as in effect on the date hereof, anyone who (directly, indirectly or acting in concert with third parties) acquires shares of the Company, whether held directly or in ADR form, and who thereby exceeds 33 1/3 of the voting rights of the Company, whether or not such voting rights may be exercised, must make a bid to all remaining shareholders of the Company, subject to limited exceptions granted on a case-by-case basis by the Swiss Takeover Board no later than two months after the percentage threshold has been exceeded and not below 75% of the highest price paid by the offeror for any purchase of Shares of the Company in the twelve months preceding the announcement of the offer, but in any event not lower than the average opening price announced by a Swiss stock exchange on each of the 30 trading days prior to the publication of the offer.

                                   ARTICLE IV

                            THE DEPOSITED SECURITIES

      Section 4.1 Cash Distributions. Whenever the Depositary receives confirmation from the Custodian of the receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or any other entitlements held in respect of Deposited Securities under the terms hereof, the Depositary will (i) if any amounts are received in a Foreign Currency, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (subject to the terms and conditions of Section 4.8), (ii) if applicable, establish the ADS Record Date upon the terms described in Section 4.9, and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.

      Section 4.2 Distribution in Shares. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.9 and shall, subject to Section 5.9 hereof, distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of this Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and (b) taxes). If additional ADSs are not so distributed, each ADSs issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1. In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligation under Section 5.7 hereof, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of such (a) taxes and (b) fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

      Section 4.3 Elective Distributions in Cash or Shares. Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall promptly give notice thereof to the Depositary stating whether or not it wishes such elective distribution to be made available to Holders of ADSs. Upon the timely receipt of the Company's notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs and the means by which such elective distribution can be made available. The Depositary shall make such elective distribution available to Holders only if (i) the Depositary shall have determined that such distribution is reasonably practicable and (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in Switzerland in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.2. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.9) and establish, after consultation with the Company, procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed dividend (X) in cash, the dividend shall be distributed upon the terms described in Section 4.1, or (Y) in ADSs, the dividend shall be distributed upon the terms described in Section 4.2. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

      Section 4.4 Distribution of Rights to Purchase Additional ADSs.

      (a) Distribution to ADS Holders. Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall promptly give notice thereof to the Depositary stating whether or not it wishes such rights to be made available to Holders of ADSs. Upon the timely receipt of the Company's notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders and the means of making such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Section 4.9) and establish, after consultation with the Company, procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs).

      (b) Sale of Rights. If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1.

      (c) Lapse of Rights. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) or to arrange for the sale of the rights upon the terms described in Section 4.4(b), in each case after making a good faith effort to perform its obligations under such Sections 4.4(a) and (b), the Depositary shall allow such rights to lapse.

      The Depositary, absent negligence and provided the Depositary has made a good faith effort to perform its obligations under this Agreement relevant to the specified circumstances, shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

      Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or
(ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial

Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.

      In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

      There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

      Section 4.5 Distributions Other Than Cash, Shares or Rights to Purchase Shares.

      (a) Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

      (b) Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may, after consultation with the Company, deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

      (c) If (i) the Company does not request the Depositary to make such distribution to Holders or requests not to make such distribution to Holders,
(ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of Section 4.1. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

      Section 4.6 Distributions with Respect to Deposited Securities in Bearer Form. Subject to the terms of this Article IV, distributions in respect of Deposited Securities that are held by the Depositary in bearer form shall be made to the Depositary for the account of the respective Holders of Receipts with respect to which any such distribution is made upon due presentation by the Depositary or the Custodian to the Company of any relevant coupons, talons, or certificates. The Company shall promptly notify the Depositary of such distributions. The Depositary or the Custodian shall promptly present such coupons, talons or certificates, as the case may be, in connection with any such distribution.

      Section 4.7 Redemption. If the Company intends to exercise any right of redemption in respect of any of the Deposited Securities, the Company shall promptly give notice thereof to the Depositary which notice shall set forth the particulars of the proposed redemption. Upon the timely receipt of (i) such notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7, and only if the Depositary shall have determined that such proposed redemption is practicable, the Depositary shall provide to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company's notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the reasonable out-of-pocket expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 hereof. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the per share amount received by the Depositary upon the redemption of the Deposited Securities represented by ADSs (subject to the terms of Section
4.8 hereof and the applicable fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed.

      Section 4.8 Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, which in the reasonable judgment of the Depositary can at such time be converted on a practicable basis, by sale or in any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may reasonably determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of any applicable fees, any reasonable and customary out-of-pocket expenses incurred in such conversion and any expenses incurred on behalf of the Holders in complying with currency exchange control or other governmental requirements) in accordance with the terms of the applicable sections of this Deposit Agreement. If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall promptly distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

      If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall promptly file such application for approval or license, if any, as is necessary and desirable. In no event, however, shall the Depositary be obligated to make such a filing.

      If at any time the Depositary shall determine that in its reasonable judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practical or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied or, in the opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its reasonable discretion, (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable or (iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of the Holders entitled to receive the same.

      Section 4.9 Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or of proxies, of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary, upon consultation with the Company (to the extent reasonably practicable), shall fix a record date (the "ADS Record Date") for the determination of the Holders of Receipts who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as possible to the applicable record date for the Deposited Securities (if any) set by the Company or, if not practicable, as near as reasonably practicable to the record date for the Deposited Securities (if any). Subject to applicable law and the Company's Articles of Incorporation and the provisions of
Section 4.1 through 4.8 and to the other terms and conditions of this Deposit Agreement, only the Holders of Receipts at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action. The Depositary shall promptly notify The New York Stock Exchange, Inc. and any other exchange on which the ADSs are listed of any action to fix the ADS Record Date.

      Section 4.10 Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.9. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting), at the Company's expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the provisions of this Deposit Agreement, the Articles of Incorporation of the Company and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder's ADSs, and (c) a brief statement as to the manner in which such voting instructions may be given. In the event that the Depositary shall have received such a request from the Company less than 30 days but at least 10 days prior to the date of such meeting or proxy or consent solicitation, the Depositary shall at the Company's expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the ADS Record Date an informational statement which describes for such Holders' information only the matters to be voted on at such meeting. By distributing such information statements the Depositary shall comply with its obligations under this Section
4.10 and shall not be responsible for any inability of any Holder to exercise its voting rights with respect to the Deposited Securities. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of this Deposit Agreement, the Articles of Incorporation of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder's ADSs in accordance with such voting instructions.

      Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated herein. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder's ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the proposals of the board of the Company in respect of the items set forth on the agenda for the relevant meeting. Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted.

      Notwithstanding anything else contained in this Deposit Agreement or any Receipt, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions requested to be taken if so requested by the Depositary.

      There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

      The Depositary will endeavor to ensure that on any date on which it votes or causes to be voted Deposited Securities pursuant to this Section 4.10, it will have on deposit under this Deposit Agreement the number of Deposited Securities with respect to which it has received voting instructions from Holders. If the Depositary has on deposit less than the number of Deposited Securities with respect to which the Depositary has received voting instructions, the Depositary will vote or cause to be voted such Deposited Securities in accordance with such instructions adjusting the number of Deposited Securities voted on a pro-rata basis.

      The Depositary shall retain all records relating to the voting of Deposited Securities pursuant to this Section 4.10 as maybe required under applicable Swiss law. In connection therewith, the Company agrees to inform the Depositary of such requirements and any changes thereto as soon as such requirements or changes come to the Company's knowledge.

      Section 4.11 Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under this Deposit Agreement, and the Receipts shall, subject to the provisions of this Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities. Upon receipt of notice of any such event, the Depositary shall consult with the Company prior to taking any actions hereunder. The Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in Exhibit A hereto, specifically describing such new Deposited Securities or corporate change. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall, if the Company requests, subject to receipt of an opinion of Company's counsel reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to
Section 4.1. The Depositary, absent negligence and provided the Depositary has made a good faith effort to perform its obligations under this Agreement relevant to the specified circumstances, shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

      Section 4.12 Available Information. The Company will be, on or before the date of the initial deposit of Shares hereunder, subject to certain periodic reporting requirements of the Exchange Act and accordingly will file certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549.

      Section 4.13 Reports. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also provide to Holders copies of such reports when furnished by the Company pursuant to Section 5.6.

      Section 4.14 List of Holders. Promptly upon written request (including a request made by facsimile transmission or by other electronic means) by the Company, the Depositary shall furnish to it a list, as of the most recent date practicable, of the names, addresses and holdings of ADSs of all Holders.

      Section 4.15 Taxation. The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities. As a condition to receiving such benefits, Holders and Beneficial Owners of ADSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary's or the Custodian's obligations under applicable law. The Molders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

      If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form reasonably satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary or the Custodian, as applicable. Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.

      The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the ADSs, including without limitation, tax consequences resulting from the

Company (or any of its subsidiaries) being treated as a "Foreign Personal Holding Company," or as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

                                    ARTICLE V

                 THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

      Section 5.1 Maintenance of Office and Transfer Books by the Registrar. Until termination of this Deposit Agreement in accordance with its terms, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the execution and delivery, registration of issuances, registration of transfers, combination and split-up of Receipts, and the surrender of Receipts for the purpose of withdrawal of Deposited Securities in accordance with the provisions of this Deposit Agreement.

      The Registrar shall keep books for the registration of issuances and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to this Deposit Agreement or the Receipts.

      The Registrar may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Section 7.8 hereof.

      If any Receipts or the ADSs evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of Receipts and transfers, combinations and split-ups, and to countersign such Receipts in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary.

      Section 5.2 Exoneration. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or incur any liability (1) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of this Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, Switzerland or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Incorporation of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Articles of Incorporation of the Company or provisions of or governing Deposited Securities,
(iii) for any action or inaction in reliance upon the advice or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of ADSs, or (v) for any consequential or punitive damages for any breach of the terms of this Deposit Agreement.

      The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

      Section 5.3 Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under this Deposit Agreement or any Receipts to any Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in this Deposit Agreement or the applicable Receipts without negligence or bad faith.

      Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability shall be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

      Neither the Depositary, nor the Company, nor any of their respective agents shall be liable to any Holder or Beneficial Owner for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement. The Depositary shall not incur any liability, absent negligence or bad faith, for any failure to determine that any distribution or action may be lawful or reasonably practicable. The Depositary shall not incur any liability for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit

Agreement or for the failure or timeliness of any notice from the Company to the Depositary.

      Section 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (1) the 60th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

      The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

      In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.8 and 5.9). The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall, (1) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities and any proxies relating thereto to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders.

      Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      Section 5.5 The Custodian. The Depositary has initially appointed Citibank, N.A. - Zurich as Custodian for the purpose of this Deposit Agreement. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Shares for which the Custodian acts as custodian and shall be responsible solely to it. If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Securities and no other Custodian has previously been appointed hereunder, the Depositary shall promptly appoint a substitute custodian that is organized under the laws of Switzerland and reasonably acceptable to the Company. The Depositary shall require such resigning or discharged Custodian to deliver the Deposited Securities held by it, together with all such records maintained by it as Custodian with respect to such Deposited Securities as the Depositary may request, to the Custodian designated by the Depositary. Whenever the Depositary determines, in its discretion and after consultation with the Company (to the extent reasonably practicable), that it is appropriate to do so, it may appoint an additional custodian reasonably acceptable to the Company with respect to any Deposited Securities, or discharge the Custodian with respect to any Deposited Securities and appoint a substitute custodian reasonably acceptable to the Company, which shall thereafter be Custodian hereunder with respect to the Deposited Securities. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of Receipts, each other Custodian and the Company.

      Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Deposited Securities without any further act or writing, and shall be subject to the direction of the successor depositary. The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

      Section 5.6 Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Articles of Incorporation of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

      The Depositary shall promptly arrange, at the request of the Company and at the Company's expense, to provide copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement.

      The Depositary will, at the expense of the Company, make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by the Holders of the Receipts evidencing the ADSs representing such Shares governed by such provisions at the Depositary's Principal Office, at the office of the Custodian and at any other designated transfer office.

      Section 5.7 Issuance of Additional Shares, ADSs etc. The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (v) an elective dividend of cash or Shares, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets, or (viii) any reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act or the securities laws of the states of the United States). In support of the foregoing, the Company will furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not application of such transaction to Holders and Beneficial Owners (1) requires a registration statement under the Securities Act to be in effect or (2) is exempt from the registration requirements of the Securities Act and (b) an opinion of Swiss counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of Switzerland and (2) all requisite regulatory consents and approvals have been obtained in Switzerland. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or
(iii) direct the Depositary to take specific measures, in each case as contemplated in this Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act. The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or
(ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction are exempt from registration under the Securities Act and, if applicable, the Exchange Act or have been registered under the Securities Act and, if applicable, the Exchange Act (and such registration statement has been declared effective).

      Notwithstanding anything else contained in this Deposit Agreement, nothing in this Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

      Section 5.8 Indemnification. The Depositary agrees to indemnify the Company and its directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by (i) the Depositary due to its negligence or bad faith and (ii) any Custodian acting hereunder that is a branch or subsidiary of the Depositary, due to the negligence or bad faith of such Custodian.

      The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, ADSs, the Shares, or other Deposited Securities, as the case may be, except to the extent that such loss, liability, tax, charge or expense arises out of (1) information concerning the Depositary or Custodian provided by the Depositary or the Custodian, as the case may be, or (ii) the negligence or bad faith of the Depositary or Custodian, as the case may be, (b) out of or as a result of any offering documents in respect thereof, except to the extent that such loss, liability, tax, charge or expense arises out of (i) information concerning the Depositary or Custodian, or (ii) the negligence or bad faith of the Depositary or Custodian, as the case may be, or (c) out of acts performed or omitted, including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company in connection with this Deposit Agreement, the Receipts, the ADSs, the Shares, or any Deposited Securities, in any such case (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, officers, employees, agents and Affiliates.

      The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release Transaction, other than a Pre-Release Transaction entered into at the request of the Company.

      The obligations set forth in this Section shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

      Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

      Section 5.9 Fees and Charles of Depositary. The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary's fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B. All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1. The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

      The Company agrees to promptly pay to the Depositary such other fees and charges and to reimburse the Depositary for such reasonable out-of-pocket expenses as the Depositary and the Company may agree to in writing from time to time. Responsibility for payment of such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

      The right of the Depositary to receive payment of fees, charges and reasonable out-of-pocket expenses as provided above shall survive the termination of this Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 hereof, such right shall extend for those fees, charges and reasonable out-of-pocket expenses incurred prior to the effectiveness of such resignation or removal.

      Section 5.10 Pre-Release Transactions. Subject to the further terms and provisions of this Section 5. 10, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may, except in the case of Restricted ADSs, (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.3 and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.7, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive ADSs in lieu of Shares under (1) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Shares are to be delivered (v) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction,
(w) agrees to assign all beneficial right, title and interest in such Shares or ADSs, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (x) agrees it will not take any action with respect to such Shares or ADSs, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or ADSs, as the case may be, other than in satisfaction of such Pre-Release Transaction), (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash or United States government securities or such other collateral as the Depositary reasonably deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary reasonably deems appropriate. The Depositary will limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

      The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held by the Depositary as security for the performance of the Applicant's obligations to the Depositary in connection with a Pre-Release Transaction, including the Applicant's obligation to deliver Shares or ADSs upon termination of a Pre-Release Transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder) for the benefit of the Holders (other than the Applicant).

      Section 5.11 List of Restricted Securities Owners. The Company shall (i) advise in writing each person to whom Restricted Securities are issued or who holds Restricted Securities as of date of this Deposit Agreement that such Restricted Securities are not eligible for deposit hereunder (except, to the extent applicable, as contemplated by Section 2.12 hereof) and (ii) obtain from each such person, to the extent possible, a written undertaking that such person will not deposit such Restricted Securities (or any securities obtained upon conversion of such Restricted Securities) hereunder (except as contemplated in
Section 2.12) so long as such securities constitute "Restricted Securities" and will use reasonable endeavors to obtain from their respective transferees a similar undertaking.

                                   ARTICLE VI

                           AMENDMENT AND TERMINATION

      Section 6.1 Amendment/Supplement. Subject to the terms and conditions of this Section 6.1 and applicable law, the Receipts outstanding at any time, the provisions of this Deposit Agreement and the form of Receipt attached hereto as Exhibit A and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (1) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADS(s) to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADS(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and the Receipt as amended and supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of or supplement to the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement and the Receipts in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

      Section 6.2 Termination. The Depositary shall, at any time at the written direction of the Company, terminate this Deposit Agreement by providing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4, the Depositary may terminate this Deposit Agreement by providing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of this Deposit Agreement, the Holder of a Receipt will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Section 2.7 and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.7, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of this Deposit Agreement, the Depositary may sell the the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest, for the pro rata benefit of the Holders whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement with respect to the Receipts, the Deposited Securities and the ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments) and its obligations under Sections 5.8 and 7.6 hereof. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 hereof.

                                   ARTICLE VII

                                  MISCELLANEOUS

      Section 7.1 Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Copies of this Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

      Section 7.2 No Third-Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in this Deposit Agreement. Nothing in this Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in this Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

      Section 7.3 Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

      Section 7.4 Holders and Beneficial Owners as Parties; Binding Effect. The Holders and Beneficial Owners from time to time of ADSs shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions thereof and of any Receipt by acceptance thereof or any beneficial interest therein.

      Section 7.5 Notices. Any and all notices to be given to the Company shall be deemed to have been duty given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Asea Brown Boveri Inc., 501 Merritt 7, P.O. Box 5308, Norwalk, Connecticut 06856-5308,
Attention: John Chironna, Director - Investor Relations, facsimile number: (203) 750-2262, or to any other address which the Company may specify in writing to the Depositary.

      Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Citibank, N.A., 111 Wall Street, New York, New York 10043, U.S.A., Attention: Depositary Receipts Department, or to any other address which the Depositary may specify in writing to the Company.

      Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books of the Depositary or, if such Holder shall have filed with the Depositary a request that notices intended for such Holder be mailed to some other address, at the address specified in such request. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of ADSs held by such other Holders.

      Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service, without regard for the actual receipt or time of actual receipt thereof by a Holder. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from any Holder, the Custodian or the Company, notwithstanding that such cable, telex or facsimile transmission shall not be subsequently confirmed by letter.

      Section 7.6 Governing Law and Jurisdiction. This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in this Deposit Agreement, any Receipt or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of Switzerland (or, if applicable, such other laws as may govern the Deposited Securities).

      Except as set forth in the following paragraph of this Section 7.6, the Company and the Depositary agree that the federal courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers Asea Brown Boveri Inc. (the "Agent") now at 501 Merritt 7, Norwalk, CT 06856-5308, Attention: E. Barry Lyon, Assistant General Counsel, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal court as described in the preceding sentence or in the next paragraph of this Section
7.6. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York or Connecticut on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

      The Depositary hereby irrevocably consents to receive and accept at its office at the address provided in Section 7.5 hereof (the "Depositary Agent") service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Depositary in any federal court as described in this Section 7.6. If for any reason the Depositary Agent shall cease to be available to receive such service, the Depositary agrees to designate a new Depositary Agent in New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Company. The Depositary further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Depositary, by service by mail of a copy thereof upon the Depositary Agent (whether or not the appointment of such Depositary Agent shall for any reason prove to be ineffective or such Depositary Agent shall fail to accept or acknowledge such service), and, in the event that the Depositary Agent appointed by the Depositary is no longer the Depositary itself, with a copy mailed to the Depositary by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof. The Depositary agrees that, in the event that the Depositary Agent appointed by the Depositary is no longer the Depositary itself, the failure of the Depositary Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

      Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under this Deposit Agreement or

(c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. Each of the Company and the Depositary agrees that service of process upon the Agent or the Depositary Agent, as the case may be, in the manner set forth in this Section 7.6 shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

      The consent in the immediately preceding two paragraphs is to be strictly construed in accordance with its terms and shall not be deemed a waiver by (a) the Company of any jurisdictional or venue (including forum-non-conveniens) defenses it may have with respect to any suit or proceeding brought by any person other than the Depositary or with respect to any claim or course of action asserted by the Depositary that does not arise under this Deposit Agreement or (b) the Depositary of any jurisdictional or venue (including forum-non-conveniens) defenses it may have with respect to any suit or proceeding brought by any person other than the Company or with respect to any claim or course of action asserted by the Company that does not arise under this Deposit Agreement.

      The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have against the Depositary to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim against the Depositary in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      The Depositary irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have against the Company to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim against the Company in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, the Deposit Agreement, any Receipt or the Deposited Securities.

      No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement. The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.

      Section 7.7 Assignment. Subject to the provisions of Section 5.4 hereof, this Deposit Agreement may not be assigned by either the Company or the Depositary.

      Section 7.8 Compliance with U.S. Securities Laws. Notwithstanding anything in this Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

      Section 7.9 Titles and References. All references in this Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Deposit Agreement unless expressly provided otherwise. The words "this Deposit Agreement", "herein", "hereof', "hereby", "hereunder", and words of similar import refer to the Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of this Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Deposit Agreement. References to "applicable laws and regulations" shall refer to laws and regulations applicable to ADRs, ADSs or Deposited Securities as in effect at the relevant time of determination, unless otherwise required by law or regulation. Restatements of legal limitations and requirements in this Deposit Agreement are provided by the Company for the convenience of the Depositary and the Holders and Beneficial Owners. While these restatements are accurate as of the date of this Deposit Agreement, the legal limitations and requirements may change after the date hereof. Neither the Company nor the Depositary has any obligation hereunder to update any such restatement after the date hereof

      Section 7.10 Amendment and Restatement. The Depositary shall arrange to have new ADRs printed that reflect the form of ADR attached to this Deposit Agreement. All ADRs issued hereunder after the date hereof, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, American depositary receipts issued prior to the date hereof under the terms of the Original Deposit Agreement and outstanding as of the date hereof, which do not reflect the form of ADR attached hereto as Exhibit A, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

      The Company hereby instructs the Depositary to (i) promptly send notice of the execution of this Deposit Agreement to all holders of American depositary receipts outstanding under the

Original Deposit Agreement as of the date hereof and (ii) inform holders of American depositary receipts outstanding under the Original Deposit Agreement as of the date hereof that they have the opportunity, but are not required, to exchange their ADRs for one or more ADR(s) issued pursuant to this Deposit Agreement.

      Holders and Beneficial Owners of American depositary receipts issued pursuant to the Original Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and Beneficial Owners of ADRs issued pursuant and be subject to all of the terms and conditions of this Deposit Agreement in all respects, provided, however, that any term of this Deposit Agreement that prejudices any substantial existing right of holders or beneficial owners of American depositary receipts issued under the Original Deposit Agreement shall not become effective as to Holders and Beneficial Owners until thirty (30) days after notice of the amendments effectuated by this Deposit Agreement shall have been given to holders of American depositary receipts issued under the Original Deposit Agreement outstanding as of the date hereof.

      IN WITNESS WHEREOF, ABB Ltd and CITIBANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of ADSs evidenced by Receipts issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.

                                             ABB Ltd

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             CITIBANK, N.A.

                                             By: /s/ Susanna Mancini
                                                 -------------------------------
                                                 Name:  Susanna Mancini
                                                 Title: Vice President

      IN WITNESS WHEREOF, ABB Ltd and CITIBANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of ADSs evidenced by Receipts issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.

                                             ABB Ltd

                                             By: /s/ Renato Fassbind
                                                 -------------------------------
                                                 Name:  Renato Fassbind
                                                 Title: Executive Vice President
                                                        and Chief Financial
                                                        Officer

                                             By: /s/ Hans Enhorning
                                                 -------------------------------
                                                 Name:  Hans Enhorning
                                                 Title: Vice President and
                                                        Assistant General
                                                        Counsel


                                             CITIBANK, N.A.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT A

                                [FORM OF RECEIPT]

Number                                                 CUSIP NUMBER: 000375 20 4
ABB_____________

                                                American Depositary Shares, One
                                                (1) American Depositary Share
                                                Representing One (1) Fully Paid
                                                Registered Share, Par Value CHF
                                                2.50, of ABB Ltd

                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                     DEPOSITED FULLY PAID REGISTERED SHARES

                                       of

                                     ABB Ltd

                   (Organized under the laws of Switzerland)

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that _____________________________________is the
owner of    American Depositary Shares (hereinafter "ADSs"), representing deposited fully paid, validly issued and outstanding registered shares, par value CHF 2.50 per share, including evidence of rights to receive such shares (the "Shares"), of ABB Ltd, a company incorporated under the laws of Switzerland (the "Company"). As of the date of the Deposit Agreement (as hereinafter defined), one (1) American Depositary Share represents one (1) Share deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Citibank, N. A. - Zurich (the "Custodian"). The ADS-to-Share ratio is subject to amendment as provided in Article IV of the Deposit Agreement. The Depositary's Principal Office is located at 111 Wall Street, New York, New York 10043, U.S.A.

      (1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of April 6, 2001, as amended and restated by the Amended and Restated Deposit Agreement, dated as of May 7, 2001 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADSs evidenced by Receipts issued thereunder. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

      The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Articles of Incorporation of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Articles of Incorporation, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

      (2) Surrender of Receipts and Withdrawal of Deposited Securities. The Holder of this Receipt (and of the ADSs evidenced hereby) shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADS(s) evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered to the Depositary at its Principal Office the ADSs evidenced hereby (and, if applicable, this Receipt) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, this Receipt has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the

Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement, of the Company's Articles of Incorporation, of any applicable laws and the rules of SIS, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

      Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the Receipt evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian's designated office the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of this Receipt, of the Articles of Incorporation of the Company, of any applicable laws and the rules of SIS, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

      The Depositary shall not accept for surrender ADSs representing less than one Share. In the case of Delivery to it of ADSs representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADS(s) so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs. Notwithstanding anything else contained in this Receipt or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs represented by this Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by air courier, cable, telex or facsimile transmission.

      (3) Transfer, Combination and Split-Up of Receipts. The Registrar shall register the transfer of this Receipt (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall cancel this Receipt and execute new Receipts evidencing the same aggregate number of ADSs as those evidenced by this Receipt when canceled, shall cause the Registrar to countersign such new Receipts, and shall Deliver such new Receipts to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this Receipt has been duly Delivered by the Holder (or by a duly authorized attorney of the

Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this Receipt has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this Receipt has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

      The Registrar shall register the split-up or combination of this Receipt (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall cancel this Receipt and execute new Receipts for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by this Receipt (when canceled), shall cause the Registrar to countersign such new Receipts, and shall Deliver such new Receipts to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this Receipt has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof

      (4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of issuance or transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and in this Receipt, (ii) the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated in the Deposit Agreement, and (iii) compliance with
(A) any laws or governmental regulations relating to the execution and delivery of Receipts or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this Receipt and the Deposit Agreement and applicable law.

      The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the issuance of ADSs against the deposit of particular Shares may be refused, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the

Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Shares or ADSs are listed, or under any provision of the Company's Articles of Incorporation, the Deposit Agreement or this Receipt, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject in all cases to Article (24) hereof Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

      (5) Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to applicable Swiss law, the rules and requirements of SWX Swiss Exchange, and of any stock exchange on which Shares or ADSs are, or will be, registered, traded or listed, or the Articles of Incorporation of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares, as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.

      (6) Ownership Restrictions. Notwithstanding any provision of this Receipt or of the Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Articles of Incorporation of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Incorporation of the Company.

      Each Holder and each Beneficial Owner of a Receipt agrees to comply with all applicable provisions of Swiss law, the rules and requirements of the SWX Swiss Exchange and the Articles of Incorporation of the Company as in effect from time to time with respect to the notification to the

Company and the SWX Swiss Exchange of such Holder's or Beneficial Owner's interest in Shares, as if such Holder or Beneficial Owner were an owner of the Shares represented by the ADSs owned by such Holder or Beneficial Owner. Each Holder and each Beneficial Owner acknowledges that failure to provide on a timely basis any required notification of an interest in Shares may result in withholding of certain rights, including voting and dividend rights in respect of the Shares in which such Holder or Beneficial Owner has an interest.

      According to Swiss law, as in effect on the date of the Deposit Agreement, anyone who (directly, indirectly or acting in concert with third parties) for their own account acquires or disposes of Shares of the Company, whether held directly or in ADR form, and who thereby reaches, exceeds or falls below the thresholds of 5, 10, 20, 33 (1)/3, 50, or 66 (2)/3 percent of the voting rights of the Company, whether or not such voting rights may be exercised, must report such holdings to the Company and to the exchange(s) on which the Shares are listed. A group of shareholders organized by contract or otherwise must comply with the disclosure obligation under the preceding sentence as a group. The group must report (a) its aggregate share holdings; (b) the identity of its members; (c) the nature of the arrangement among the group members; and (d) the representatives of the group. The Company is required to publish the information it receives relating to changes in ownership of voting rights in its Shares. In addition, according to Swiss law, as in effect on the date hereof, anyone who (directly, indirectly or acting in concert with third parties) acquires Shares of the Company, whether held directly or in ADR form, and who thereby exceeds 33
(1)/3% of the voting rights of the Company, whether or not such voting rights may be exercised, must make a bid to all remaining shareholders of the Company, subject to limited exceptions granted on a case-by-case basis by the Swiss Takeover Board no later than two months after the percentage threshold has been exceeded and not below 75% of the highest price paid by the offeror for any purchase of Shares of the Company in the twelve months preceding the announcement of the offer but in any event not below the average opening price announced by a Swiss stock exchange on each of the 30 trading days prior to publication of the offer.

      (7) Liability of Holder for Taxes and Other Charges. Any tax or other governmental charge payable with respect to any Receipt or any Deposited Securities or ADSs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to Article (24) hereof) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and hold each of then harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

      (8) Representations and Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person,
(ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. Except as contemplated by Section 2.12 of the Deposit Agreement, each such person shall also be deemed to represent that Shares deposited by that person are not Restricted Securities, and that the deposit of Shares or sale of ADSs by that person is not restricted, under the Securities Act. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

      (9) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit, and any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration of Shares on the books of the Shares Registrar) as the Depositary or the Custodian may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or, to the extent not limited by Article (24) hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed, or such representations are made or such information and documentation are provided, in each case to the Depositary's, the Registrar's and the Company's reasonable satisfaction.

      (10) Charges of Depositary. The Depositary shall charge the following fees for the services performed under the terms of the Deposit Agreement:

            (i) to any person to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraphs (iv) and (v) below);

            (ii) to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) so surrendered;

            (iii) to any Holder of ADRs, a fee not in excess of U.S. $ 2.00 per
                  100 ADSs (or portion thereof) held for the distribution of cash proceeds (i.e., upon the sale of rights and other entitlements);

            (iv) to any Holder of ADRs, a fee not in the excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) issued upon the exercise of rights; and

            (v) No fee shall be payable upon distribution of (a) cash dividends or (b) ADSs pursuant to stock dividends (or other free distributions of stock) so long as the changing of such fee is prohibited by the exchange upon which the ADSs are listed. If charging of such fees is not prohibited, the fees specified in (i) above shall be payable in respect of ADS distribution and the fees specified in (iii) above shall be payable in respect of distributions of cash.

      In addition, Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

            (i) taxes (including applicable interest and penalties) and other governmental charges;

            (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities.

      Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by Article (22) of this Receipt. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. The charges and expenses of the Custodian are for the sole account of the Depositary.

      (11) Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that the Receipt has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this Receipt (that is, the person in whose name this Receipt is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this Receipt to any holder of this Receipt or any Beneficial Owner unless such holder is the Holder of this Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder registered on the books of the Depositary.

      (12) Validity of Receipt. The Holder(s) of this Receipt (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this Receipt has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Receipts. Receipts bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the execution of such Receipts by the Registrar (in the event of a manual signature) or delivery of such Receipt by the Depositary.

      (13) Available Information; Reports; Inspection of Transfer Books. The Company will be, on or before the date of the initial deposit of Shares under the terms of the Deposit Agreement, subject to certain periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

      The Registrar shall keep books for the registration of issuances and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the Receipts.

      The Registrar may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Article (24) hereof.

Dated:

CITIBANK, N.A.                               CITIBANK, N.A.,
Transfer Agent and Registrar                 as Depositary

By:                                          By:
    ------------------------------               ------------------------------
    Authorized Signatory                         Authorized Signatory

      The address of the Principal Office of the Depositary is 111 Wall Street, New York, New York 10043, U.S. A.

                          [FORM OF REVERSE OF RECEIPT]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

      (14) Dividends and Distributions in Cash, Shares, etc. Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or of any entitlements held in respect of Deposited Securities under the terms of the Deposit Agreement, the Depositary will (i) if any amounts are received in a Foreign Currency, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (subject to the terms and conditions of the Deposit Agreement),
(ii) if applicable, establish the ADS Record Date upon the terms described in
Section 4.9 of the Deposit Agreement, and (iii) will distribute promptly the amount thus received (net of (a) applicable fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADS held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs then outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company to the relevant governmental authority.

      If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall, subject to and in accordance with the Deposit Agreement, establish the ADS Record Date and distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net (a) of the applicable fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary, and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the Deposit Agreement.

      In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligations under the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b) fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

      Upon timely receipt of a notice from the Company indicating that the Company wishes an elective distribution to be made available to Holders upon the terms described in the Deposit Agreement, the Company and the Depositary shall determine whether such distribution is lawful and reasonably practicable and the means by which such elective distribution can be made available. If so, the Depositary shall, subject to the terms and conditions of the Deposit Agreement, establish an ADS record date according to Article (16) and establish procedures to enable the Holder hereof to elect to receive the proposed distribution in cash or in additional ADSs. If a Holder elects to receive the distribution in cash, the dividend shall be distributed as in the case of a distribution in cash. If the Holder hereof elects to receive the distribution in additional ADSs, the distribution shall be distributed as in the case of a distribution in Shares. If such elective distribution is not lawful or not reasonably practicable, the Depositary shall, to the extent permitted by law, distribute to Holders, on the basis of the same determination as is made in Switzerland in respect of the Shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares, in each case, upon the terms described in the Deposit Agreement. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holder hereof a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that the Holder hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

      Upon timely receipt by the Depositary of a notice from the Company indicating that the Company wishes rights to subscribe for additional Shares to be made available to Holders of ADSs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders and the means of making such rights available to the Holders. The Depositary shall make such rights available to any Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received the documentation contemplated in the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. If such conditions are not satisfied, the Depositary shall sell the rights as described below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in the Deposit Agreement) and establish procedures (x) to distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise the rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or if the Company requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation required by the Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and taxes) upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, in each case after making a good faith effort to perform its obligations under Sections 4.4(a) and (b) of the Deposit Agreement, the Depositary shall allow such rights to lapse. The Depositary, absent negligence and provided the Depositary has made a good faith effort to perform its obligations under the Deposit Agreement relevant to the specified circumstances, shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or (iii) the content of any materials forwarded to the ADR Holders on behalf of the Company in connection with the rights distribution.

      Notwithstanding anything herein or in the Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

      There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights. Nothing herein or in the Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

      Upon receipt of a notice indicating that the Company wishes property other than cash, Shares or rights to purchase additional Shares, to be made to Holders of ADSs, the Depositary shall determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (1) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation contemplated in the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable. Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

      If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem proper and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable
(a) fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and (b) taxes) to the Holders upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

      (15) Redemption. Upon the timely receipt of notice from the Company that it intends to exercise its right of redemption in respect of any of the Deposited Securities, and a satisfactory opinion of counsel, and upon determining that such proposed redemption is practicable, the Depositary shall (to the extent practicable) provide to each Holder a notice setting forth the Company's intention to exercise the redemption rights and any other particulars set forth in the Company's notice to the Depositary. Upon receipt of confirmation that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, distribute the proceeds (net of applicable (a) fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs upon delivery of such ADSs by Holders thereof upon the terms of the Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the dollar equivalent of per share amount received by the Depositary upon the redemption of the Deposited Securities represented by ADSs (subject to the terms of the Deposit Agreement and the applicable fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary, and taxes) multiplied by the number of Shares or other Deposited Securities represented by each ADS redeemed.

      (16) Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, or any other matter, the Depositary shall fix a record date ("ADS Record Date") for the determination of the Holders of Receipts who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. Subject to applicable law, the Company's Articles of Incorporation, and the terms and conditions of this Receipt and the Deposit Agreement, only the Holders of Receipts at the close of business in New York on such ADS Record Date shall be entitled to receive such distributions, to give such instructions, to receive such notice or solicitation, or otherwise take action.

      (17) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of such consent or proxy. The Depositary shall if requested in writing in a timely manner by the Company, at the Company's expense and provided no U.S. legal prohibitions exist distribute to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxies, (b) a statement that the Holders as of the ADS Record Date will be entitled, subject to any applicable law, the Company's Articles of Incorporation and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder's ADSs and (c) a brief statement as to the manner in which such voting instructions may be given. In the event that the Depositary shall have received such a request from the Company after the expiration of the period of time set in the Deposit Agreement, the Depositary shall at the Company's expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the ADS Record Date an informational statement which describes for such Holders' information only the matters to be voted on at such meeting. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt of voting instructions from a Holder of ADSs as of the ADS Record Date in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Incorporation of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities represented by such Holder's ADSs in accordance with such instructions.

      Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated herein. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder's ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the proposals of the board of the Company in respect of the items set forth on the agenda for the relevant meeting. Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted.

      Notwithstanding anything else contained in the Deposit Agreement or this Receipt, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation or consents or proxies, of holders of Shares or other Deposited Securities if the taking of such action would violate U.S. laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions requested to be taken if so requested by the Depositary. There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

      The Depositary will endeavor to ensure that on any date on which it votes or causes to be voted Deposited Securities pursuant to this Article (17), it will have on deposit under the Deposit Agreement the number of Deposited Securities with respect to which it has received voting instructions from Holders. If the Depositary has on deposit less than the number of Deposited Securities with respect to which the Depositary has received voting instructions, the Depositary will vote or cause to be voted such Deposited Securities in accordance with such instructions adjusting the number of Deposited Securities voted on a pro-rata basis.

      (18) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the

Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities. Upon receipt of notice of any such event, the Depositary shall consult with the Company prior to taking any actions hereunder. The Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of satisfactory documentation contemplated by the Deposit Agreement, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in this Exhibit A to the Deposit Agreement, specifically describing such new Deposited Securities or corporate change. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, subject to receipt of satisfactory legal documentation contemplated in the Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and reasonable out-of-pocket expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary, absent negligence and provided the Depositary has made a good faith effort to perform its obligations under the Deposit Agreement relevant to the specified circumstances, shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

      (19) Exoneration. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this Receipt, by reason of any provision of any present or future law or regulation of the United States, Switzerland or any other country, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Incorporation of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Incorporation of the Company or provisions of or governing Deposited Securities,
(iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for any inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADS or (v) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement or this Receipt.

      (20) Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the Deposit Agreement or this Receipt to any Holder(s) or Beneficial Owner(s), except that the Company and Depositary agree to perform their respective obligations specifically set forth in the Deposit Agreement and this Receipt without negligence or bad faith. Neither the Depositary, nor the Company, nor any of their respective agents shall be liable to any Holder or Beneficial Owner for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement. The Depositary shall not incur any liability, absent any negligence or bad faith, for any failure to determine that any distribution or action may be lawful or reasonably practicable. The Depositary shall not incur any liability for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.

      (21) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal which notice shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor. The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities and any proxies relating thereto to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      (22) Amendment/Supplement. Subject to the terms and conditions of this
Article 22, the Deposit Agreement and applicable law, this Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and. taxes and other governmental charges, delivery and other such expenses), or which shall Otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADS(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of or supplement to the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

      (23) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by providing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by providing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Holders' Receipt(s) at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of ADSs referred to in Article (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest, for the pro rata benefit of the Holders whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts, the Deposited Securities and the ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments) and its obligations under Sections 5.8 and 7.6 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

      (24) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Section I.A.(l) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

      (25) Certain Rights of the Depositary, Limitations. Subject to the further terms and provisions of this Article (25), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may, except in the case of Restricted ADSs, (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.3 of the Deposit Agreement and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.7 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Shares are to be delivered (v) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction,
(w) agrees to assign all beneficial right, title and interest in such Shares or ADSs, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (x) agrees it will not take any action with respect to such Shares or ADSs, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or ADSs, as the case may be, other than in satisfaction of such Pre-Release Transaction), (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs and (z) agrees to any additional restrictions or requirements that the Depositary reasonably deems appropriate, (b) at all times fully collateralized with cash or U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary reasonably deems appropriate. The Depositary will limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not earnings thereon, shall be held by the Depositary as security for the performance of the Applicant's obligations to the Depositary in connection with a Pre-Release Transaction, including the Applicant's obligation to deliver Shares or ADSs upon termination of a Pre-Release Transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder) for the benefit of the Holders (other than the Applicant).

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto _________________________ whose taxpayer identification number is ____________________________ and whose address including postal zip code is ___________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing ______________________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated:                                    Name:
                                                --------------------------------
                                                By:
                                                Title:

                                          NOTICE: The signature of the Holder to
                                          this assignment must correspond with
                                          the name as written upon the face of
                                          the within instrument in every
                                          particular, without alteration or
                                          enlargement or any change whatsoever.

                                          If the endorsement be executed by an
                                          attorney, executor, administrator,
                                          trustee or guardian, the person
                                          executing the endorsement must give
                                          his/her full title in such capacity
                                          and proper evidence of authority to
                                          act in such capacity, if not on file
                                          with the Depositary, must be forwarded
                                          with this Receipt.

----------------------------
SIGNATURE GUARANTEED

                                          All endorsements or assignments of
                                          Receipts must be guaranteed by a
                                          member of a Medallion Signature
                                          Program approved by the Securities
                                          Transfer Association, Inc.

                                    Legends

[The Receipts issued in respect of Partial Entitlement American Depositary Shares shall bear the following legend on the face of the Receipt: "This Receipt evidences American Depositary Shares representing "partial entitlement" registered shares, par value CHF 10 per share ("Shares") of ABB Ltd and as such do not entitle the holders thereof to the same per-share entitlement as other Shares (which are "full entitlement" Shares) issued and outstanding at such time. The American Depositary Shares represented by this Receipt shall entitle holders to distributions and entitlements identical to other American Depositary Shares when the Shares represented by such American Depositary Shares become "full entitlement" Shares."]

                                    EXHIBIT B

                                  FEE SCHEDULE

                       DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

I     Depositary Fees

            The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

---------------------------------------------------------------------------------------------------------------
             Service                                Rate                              By Whom Paid
---------------------------------------------------------------------------------------------------------------
(1)     Issuance of ADSs upon        Up to $5.00 per 100 ADSs (or          Person for whom deposits are made or
        deposit of Shares            fraction thereof) issued.             person receiving ADSs.
        (excluding issuances
        contemplated by
        paragraphs (3) and (5)
        below).
---------------------------------------------------------------------------------------------------------------
(2)     Delivery of Deposited        Up to $5.00 per 100 ADSs (or          Person surrendering ADSs or making
        Securities, property and     fraction thereof) surrendered.        withdrawal.
        cash against surrender of
        ADSs.
---------------------------------------------------------------------------------------------------------------
(3)     Distribution of (a) cash     No fee, so long as prohibited by      Person to whom distribution is made.
        dividend or (b) ADSs         the exchange upon which the
        pursuant to stock            ADSs are listed. If the changing of
        dividends (or other free     such fee is not prohibited, the
        distribution of stock).      fees specified in (1) above shall
                                     be payable in respect of a
                                     distribution of ADSs pursuant to
                                     stock dividends (or other free
                                     distribution of stock) and the fees
                                     specified in (4) below shall be
                                     payable in respect of distributions
                                     of cash.
---------------------------------------------------------------------------------------------------------------
(4)     Distribution of cash         Up to $2.00 per 100 ADSs (or          Person to whom distribution is made.
        proceeds (i.e., upon sale    fraction thereof) held.
        of rights and other
        entitlements).
---------------------------------------------------------------------------------------------------------------

(4)     Distribution of ADSs         Up to $5.00 per 100 ADSs (or          Person to whom distribution is made.
        pursuant to exercise of      fraction thereof) issued.
        rights.

II.   Charges

      Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(i) taxes (including applicable interest and penalties) and other governmental charges;

(ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

(iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

(vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities.


                                       B-2